UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2014
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective February 15, 2014, the four independent directors of the Registrant and each of its: Chief Executive Officer, Executive Chairman, Senior Vice President, Finance & Chief Financial Officer and Senior Vice President, Legal & Corporate Secretary, all of whom held options to purchase shares of the Company’s common stock with exercise prices greater than $3.20 per share, previously granted to them pursuant to the Company’s Amended 2005 Nonqualified Stock Option Plan (the “Plan”) entered into option surrender agreements (“Surrender Agreements”) with the Registrant.

     Pursuant to the Surrender Agreements, the independent directors and such executive officers agreed to surrender to the Registrant, for no consideration, options to purchase an aggregate of 1,814,000 shares of the Company’s common stock, with a weighted averag exercise price of $3.43; such surrendered shares are available for future grant under the Option Plan.

     The form of the Surrender Agreements entered into with the four independent directors and four executive officers is attached hereto as Exhibit 10.1.

Item 9.01. Exhibits.

Exhibit No.	Description

10.1	Form of Option Surrender Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: February 19, 2014	By:	/s/ “Sandra MacKay”
Sandra MacKay
Corporate Secretary